CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 139 to Registration Statement No. 33-72424 on Form N-1A of our reports dated December 23, 2014, relating to the financial statements and financial highlights of the ALPS | Alerian MLP Infrastructure Index Fund, ALPS | CoreCommodity Management CompleteCommodities Strategy Fund, ALPS | Kotak India Growth Fund, ALPS Real Asset Income Fund, ALPS | Red Rocks Listed Private Equity Fund, ALPS | Sterling ETF Tactical Rotation Fund, ALPS | Westport Resources Hedged High Income Fund, ALPS | WMC Disciplined Value Fund, Clough China Fund, RiverFront Global Growth Fund, RiverFront Dynamic Equity Income Fund, RiverFront Global Allocation Fund, RiverFront Moderate Growth & Income Fund, and RiverFront Conservative Income Builder Fund, each a series of Financial Investors Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended October 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
February 26, 2015